Exhibit 99


                 America West Airlines           U S Airways
                [GRAPHIC OMITTED]              [GRAPHIC OMITTED]

                                                                      Contacts:
                                America West Holdings Corporation: 480/693-5729
                                           US Airways Group, Inc.: 703/872-5100


FOR IMMEDIATE RELEASE

              US AIRWAYS GROUP AND AMERICA WEST HOLDINGS ANNOUNCE
                    NEW BOARD MEMBERS FOR COMBINED COMPANY

         PHOENIX, Sept. 8, 2005 --US Airways Group, Inc. and America West Holdings Corporation today announced new members for the board of directors of US Airways Group, Inc. following confirmation of US Airways Group's Plan of Reorganization and completion of the planned merger of the two companies. Following those transactions, US Airways Group, Inc. will be the parent company of US Airways, Inc., America West Holdings Corporation and America West Airlines, Inc.
         The 13-member board will include:
         W. Douglas Parker, 43, currently chairman, president and CEO of America West Holdings Corporation and America West Airlines, and who will serve as Chairman of US Airways Group, Inc.;
         Bruce R. Lakefield, 61, currently CEO and president of US Airways Group, Inc. and US Airways, Inc., who will serve as vice-chairman of US Airways Group, Inc.;
         Richard Bartlett, 48, managing director and principal of Resource Holdings, Ltd. Mr. Bartlett is expected to be nominated to the board by Eastshore Aviation, LLC, which, as previously announced, has agreed to invest $125 million in US Airways Group in connection with the merger;
         Herbert M. Baum, 68, recently retired chairman, president and CEO of Dial Corporation;
         Richard C. Kraemer, 62, former CEO of UDC and president of Chartwell Capital, Inc.;
         Cheryl G. Krongard, 49, former senior partner of Apollo Management,
L.P.;
         Robert A. Milton, 45, chairman, president and CEO of ACE Aviation Holdings, Inc. Mr. Milton is expected to be nominated to the board by ACE Aviation Holdings, Inc., which, as previously announced, has agreed to invest $75 million in US Airways Group in connection with the merger;
         Hans Mirka, 68, former senior vice president, international division for American Airlines, Inc.;
         Denise M. O'Leary, 48, a private investor in small companies;
         George M. Philip, 58, executive director of the New York State Teachers' Retirement System;
         Richard P. Schifter, 51, partner of Texas Pacific Group;
         Edward L. Shapiro, 40, vice president and partner, PAR Capital Management, Inc. Mr. Shapiro is expected to be nominated to the board by PAR Investment Partners, L.P., which, as previously announced, has agreed to invest $100 million in US Airways Group in connection with the merger;
         J. Steven Whisler, 50, chairman and CEO of Phelps Dodge Corporation. Doug Parker stated, "We are extremely pleased to have a board comprised of these tremendously talented individuals who bring a wide variety of experiences and perspectives to our new airline. Our merger with US Airways remains on track to close later this month and we look forward to our new board's expertise and counsel as we build the nation's largest full service, low cost airline."

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We urge you to read cautionary language regarding forward-looking statements, including factors that may cause actual results and/or outcomes to differ from the forward-looking statements, located in our filings with the Securities and Exchange Commission, including in the registration statement on Form S-4, as amended, filed with the Securities and Exchange Commission on August 11, 2005, which can be found on our respective websites at http://www.americawest.com and http://www.usairways.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction, US Airways Group and America West have filed a Registration Statement on Form S-4 and other documents with the Securities and Exchange Commission (Registration No. 333-126162) containing a proxy statement/prospectus regarding the proposed transaction. The proxy statement/prospectus was mailed to stockholders of America West Holdings after the registration statement was declared effective by the SEC on August 11, 2005. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain free copies of the registration statement and proxy statement/prospectus as well as other filed documents containing information about US Airways Group and America West Holdings at http://www.sec.gov, the SEC's Web site. Free copies of America West Holdings' SEC filings are also available on America West Holdings' Web site at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Holdings Corporation, 111 West Rio Salado Pkwy, Tempe, Arizona 85281. Free copies of US Airways Group's SEC filings are also available on US Airways Group's Web site at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22227.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

America West Holdings, US Airways Group and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West Holdings' stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West Holdings is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways Group is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 1, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, is set forth in the registration statement and proxy statement and other materials filed with the SEC in connection with the proposed transaction.

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